EXHIBIT 10.18

                              BROKERAGE AGREEMENT
                               WITH C.A. FORTUNE
                             SPECIALTY FOODS, INC.


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                               BROKERAGE AGREEMENT

THIS AGREEMENT by and between, OSM, Inc.. with its principal office at 114 Broadway, Raynham, MA 02767 (hereinafter called the Principal), and C.A. Fortune Specialty Foods, Inc. with its principal office at 141 Covington Drive, Bloomingdale, in the state of Illinois 60108 (hereinafter called the Broker), WITNESSETH THAT, for and in consideration of the mutual agreements herein contained, the parties hereto have agreed as follows:

      1) The Principal appoints the Broker, effective August 6, 2008 as its exclusive "specialty grocery" agent with the Distributors as noted in Attachment A.

      2) The Broker agrees to use its best efforts to sell and promote the Principal's products to all specialty grocery accounts listed in Attachment A, at prices, discounts and terms set forth by Principal. All new Specialty Grocery customers to Principal, including customers noted in Attachment A, will need prior approval from Principal before presenting Principals products.

      3)    Products to be sold are all items designated by Principal.

      4) PRINCIPAL agrees to pay the BROKER a commission of 5% for all earned sales. PRINCIPAL agrees to pay BROKER on all earned commissions by the 28th day of each month for all applicable invoices dated in the previous month. PRINCIPAL will prepare and forward a Broker Commission Summary Statement at the time of submitting `commission payment recapping all invoices paid for that period as well as any credit and/or deductions which may apply. Marketing Funds (slotting funds, placement funds, free goods, ad funds or food show costs) will not be deducted against Brokers net sales. Principal may deduct from Broker's commissionable dollar total, for any credits issued to customers for return, refused shipments, damaged, aged or spoiled stock. See Attachment A for split commissions.

      5) The Broker shall not be held responsible for unauthorized deductions or charge backs for which the Principal or Broker has not approved. The Broker will use its best effort to assist in repayment of unauthorized deductions or charge backs

      6) In the event the Principal or Broker wishes to terminate this Agreement, written notice shall be given by either party with 30 days notice prior to the termination date via email, fax or registered mail.

      7) In the event written notice is not received, as noted in bullet (7), the Broker shall continue to receive commissions on all orders placed and shipped until written notice is received.

      8) At the termination of this agreement, Principal agrees to pay all commissionable dollars, for 30 days, earned and due to Broker within the same parameters stated in number 4) of this agreement.


                  WITNESS OUR HANDS this 6th day of August 2008


        Broker:                               Organic Sales and Marketing, Inc.

        By: /s/ Donna A. Rzeszutko            By:  /s/ Samuel F. H. Jeffries
            ----------------------                 -------------------------
            President                              President


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                       Attachment A (Specialty Accounts):

The Principal (OSM, Inc.) appoints the Broker (C.A. Fortune Specialty Foods, Inc.) effective ( August 6, 2008 ), as its exclusive selling agent in the following Marketing Areas for Distributors listed:

Illinois & All Kehe Marketing Areas
      **Except where current Principle (OSM, Inc.) represented Brokers exist in the Northeast; which then CAF would receive 20% commission for HQ call & broker in that market will receive 80% for Retail call.

Alber & Leff Foods Company - Pittsburgh, PA

Amac Arnold (formerly Robert Arnold & Assoc) - Clinton Twp., MI

Carmella Foods Dist, Inc. - Fraser, MI

Design Pac - Northlake, IL

DPI Midwest - Arlington Heights, IL

European Imports - Chicago, IL

General Merchandising Services - Bellefontaine, OH

Greco & Sons, Inc. - Carol Stream, IL

Jerry Wolkenheim Company - Skokie, IL

Ken Young Food Distributors - Blue Island, IL Leo

A. Dick & Sons - Canton, OH

Lipari Foods, Inc. - Warren, MI

Lomar Distributing - Des Moines, IA

Peters Imports, Inc. - Grandville, MI

Prinsen Distributing Company - Plymouth, MN

R. Hirt Jr. Company - Detroit, MI

Roundy's, Inc. - Oconomowoc, WI

Royal Foods, Inc. - Minneapolis, MN

Serv-U-Success - Grandville, MI

Soderholm Wholesale Foods - Sun Prairie, WI

Tree of Life - Milwaukee, WI

Tree of Life MW - Bloomington, IN

Trudeau Distributing - Burnsville, MN

Valu Merchandisers Company - Memphis, TN